Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

August 25, 2021

Phillips Edison & Company, Inc.
11501 Northlake Drive
Cincinnati, Ohio 45249

Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as Maryland counsel to Phillips Edison & Company, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration on a Registration Statement on Form S-3 (together with all amendments thereto, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of (collectively, the “Securities”): (a) debt securities (the “Company Debt Securities”) of the Company, (b) debt securities (the “Partnership Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”) of Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (the “Partnership”), and (c) guarantees (the “Guarantees”) by the Company of the obligations of the Partnership under the Partnership Debt Securities.
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
1.The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission for filing under the Securities Act;
2.The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
3.The Fifth Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;
4.A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
5.Resolutions adopted by the Board of Directors of the Company (the “Board”), acting in its own capacity and in its capacity as the sole member of Phillips Edison Grocery Center OP GO I, LLC, a Delaware limited liability company and the sole general partner of the Partnership, relating to, among other matters, the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

Phillips Edison & Company, Inc.
August 25, 2021

6.A certificate executed by an officer of the Company, dated as of the date hereof; and
7.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed the following:
1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
3.Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.The issuance, and certain terms, of the Debt Securities to be issued by the Company or the Partnership, as applicable, from time to time, and of the Guarantees to be issued by the Company from time to time, will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Resolutions, the Maryland General Corporation Law, the Charter and the Bylaws (such approval referred to herein as the “Corporate Proceedings”).
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.Upon the completion of all Corporate Proceedings relating thereto, the issuance of the Company Debt Securities by the Company will be duly authorized.
3.Upon the completion of all Corporate Proceedings relating thereto, the issuance of the Guarantees by the Company will be duly authorized.
The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal or other state law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities

Phillips Edison & Company, Inc.
August 25, 2021

laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.
The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,
/s/ Venable LLP